NEUBERGER BERMAN EQUITY FUNDS
                                   TRUST CLASS

                           PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

        The Trust Class of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:


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Series                                           Fee (as a Percentage of
                                                 Average Daily Net Assets
                                                 of Trust Class)
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Neuberger Berman Focus Fund                      0.10%
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Neuberger Berman Guardian Fund                   0.10%
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Neuberger Berman International Large Cap Fund    0.10%
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Neuberger Berman Millennium Fund                 0.10%
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Neuberger Berman Partners Fund                   0.10%
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Neuberger Berman Real Estate Fund                0.10%
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Neuberger Berman Regency Fund                    0.10%
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Neuberger Berman Socially Responsive Fund        0.10%
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Dated: June 30, 2006